3Q 2019 Earnings Release and Supplemental Information

Tower at Aurora I

Dublin I

Amsterdam I

Quarter Ended September 30, 2019

CyrusOne Investor Relations

CyrusOne.

3Q 2019 Earnings Release and Supplemental Information

Table of Contents

Earnings Release........ 3

Company Profile and Analyst Coverage........ 9

Summary of Financial Data........ 10

Condensed Consolidated Statements of Operations........ 11

Condensed Consolidated Balance Sheets........ 12

Condensed Consolidated Statements of Operations (5 quarters)........ 13

Condensed Consolidated Balance Sheets (5 quarters)........ 14

Condensed Consolidated Statements of Cash Flow........ 15

Reconciliation of Net Income (Loss) to Net Operating Income (NOI) and to Adjusted EBITDA........ 16

Market Cap Summary, Reconciliation of Net Debt, Debt Schedule and Interest Summary........ 18

Colocation Square Footage (CSF) and CSF Leased........ 19

2019 Guidance........ 20

Data Center Portfolio........ 21

NRSF Under Development and Land Available for Future Development........ 23

Leasing Statistics - Lease Signings and New MRR Signed - Existing vs. New Customers........ 24

Customer Sector Diversification........ 25

Lease Distribution........ 26

Lease Expirations........ 27

Quarter Ended September 30, 2019

CyrusOne

Exhibit 99.1
CyrusOne Reports Third Quarter 2019 Earnings
3Q’19 Year-over-Year Revenue Growth of 21%
Achieves Investment-Grade Index Eligibility

DALLAS (October 30, 2019) - CyrusOne Inc. (NASDAQ: CONE), a premier global data center REIT, today announced third quarter 2019 earnings.

Highlights

		% Change vs. 3Q’18
Category	3Q’19	3Q’18	3Q’18 Adjusted for ASC 842[1]
Revenue	$250.9 million	21%	21%
Net income / (loss)	$12.6 million	n/m	n/m
Adjusted EBITDA	$127.8 million	15%	20%
Normalized FFO	$103.9 million	32%	36%
Net income / (loss) per diluted share	$0.11	n/m	n/m
Normalized FFO per diluted share	$0.91	15%	18%

•	Leased 35 megawatts (“MW”) and 266,000 colocation square feet (“CSF”) in the third quarter, totaling $52 million in annualized GAAP revenue

–	Includes 4.5 MW and approximately $5.5 million in annualized GAAP revenue associated with a paid reservation expected to be exercised in the next 12 months

–
Leased 22 MW totaling $27 million in annualized GAAP revenue across European locations (inclusive of lease associated with paid reservation referenced above), reflecting growing demand in the market from U.S. hyperscale companies, particularly for the larger deployments for which CyrusOne has unique expertise and capabilities

–	Company record $23 million in annualized GAAP revenue signed with enterprise customers

–
Backlog of $53 million in annualized GAAP revenue as of the end of the third quarter representing more than $340 million in total contract value (inclusive of lease associated with paid reservation referenced above)

•	Subsequent to the end of the quarter, acquired 20 acres of land with 24 MW of power capacity in Council Bluffs, IA to deliver a unique hybrid cloud solution for enterprise customers

•
Subsequent to the end of the quarter, Fitch Ratings assigned first-time long-term issuer default and senior unsecured ratings of ‘BBB-’, the Company’s second investment-grade credit rating (S&P Global Ratings: ‘BBB-’), resulting in investment-grade index eligibility and improving access to capital at attractive interest rates

–	Follows an upgrade by Moody’s Investors Service from Ba2 to Ba1, one notch below an investment-grade credit rating

•
Positioned the business for future growth in Europe, synthetically converting $500 million of the Company’s term loan maturing in March 2023 into more attractively priced EUR-denominated debt (equivalent to €451 million), resulting in a nearly 200 basis point decrease in the average interest rate over the remaining term based on the current forward curves

•
Reduced variable interest rate exposure by synthetically converting the remaining $300 million of the Company’s term loan maturing in March 2023 into fixed rate debt, decreasing the interest rate on this tranche to approximately 2.5% and increasing the percentage of total fixed rate debt to nearly 55%

“This was one of the strongest and most diversified leasing quarters in the company’s history, with contributions across numerous markets, verticals and product types in the U.S. and Europe,” said Gary Wojtaszek, president and chief executive officer of CyrusOne. “The bookings generate significant momentum for the business, with the $53 million backlog positioning us well for continued strong, profitable growth in 2020. Achieving investment-grade status is extremely important as certainty of access to capital allows us to grow with our hyperscale customers, our strong credit profile reduces their risk, and lower interest rates result in improved profitability for the business.”

Third Quarter 2019 Financial Results

Revenue was $250.9 million for the third quarter, compared to $206.6 million for the same period in 2018, an increase of 21%. The increase in revenue was driven primarily by an 11% increase in occupied CSF, the full quarter impact of the Zenium acquisition (which closed in late August 2018), and additional interconnection services.

Net income was $12.6 million for the third quarter, compared to net loss of $(42.4) million in the same period in 2018. Net income for the third quarter included a $12.4 million gain on the Company’s equity investment in GDS, a leading data center provider in China, and a $5.5 million gain associated with a change in fair value on the undesignated portion of the Company’s cross-currency swaps. Net income per diluted common share2 was $0.11 in the third quarter of 2019, compared to net loss per diluted common share of $(0.43) in the same period in 2018.

Net operating income (“NOI”)3 was $147.9 million for the third quarter, compared to $128.9 million in the same period in 2018, an increase of 15%. Adjusted EBITDA4 was $127.8 million for the third quarter, compared to $110.8 million in the same period in 2018, an increase of 15%.

Normalized Funds From Operations (“Normalized FFO”)5 was $103.9 million for the third quarter, compared to $78.5 million in the same period in 2018, an increase of 32%. Normalized FFO per diluted common share was $0.91 in the third quarter of 2019, compared to $0.79 in the same period in 2018, an increase of 15%.

Leasing Activity

CyrusOne leased approximately 35 MW of power and 266,000 CSF in the third quarter, representing approximately $4.3 million in monthly recurring rent, inclusive of the monthly impact of installation charges. This also includes 4.5 MW and approximately $0.5 million in monthly recurring rent associated with a paid reservation expected to be exercised in the next 12 months. The leasing for the quarter represents approximately $51.9 million in annualized GAAP revenue6, excluding estimates for pass-through power. The weighted average lease term of the new leases, based on square footage, is 99 months (8.2 years), and the weighted average remaining lease term of CyrusOne’s portfolio is 52 months (taking into account the impact of the backlog). Recurring rent churn7 for the third quarter was 1.0%, compared to 2.6% for the same period in 2018.

Portfolio Development and Percentage CSF Leased

In the third quarter, the Company completed construction on 31,000 CSF and 17 MW of power capacity across four projects in Frankfurt, London, Austin and Northern Virginia. Percentage CSF leased8 as of the end of the third quarter was 88% for stabilized properties9 and 85% overall. In addition, the Company has development projects underway in San Antonio, Northern Virginia, Iowa, the New York Metro area, Raleigh-Durham, Dallas, Frankfurt, Amsterdam, Dublin, and London that are expected to add approximately 397,000 CSF and 102 MW of power capacity.

Balance Sheet and Liquidity

As of September 30, 2019, the Company had gross asset value10 totaling approximately $7.2 billion, an increase of approximately 11% over gross asset value as of September 30, 2018. CyrusOne had $2.79 billion of long-term debt11, $51.7 million of cash and cash equivalents, and $1.20 billion available under its unsecured revolving credit facility as of September 30, 2019. Net debt11 was $2.77 billion as of September 30, 2019, representing approximately 24% of the Company's total enterprise value as of September 30, 2019 of $11.7 billion, or 5.4x Adjusted EBITDA for the last quarter annualized. After further adjusting Adjusted EBITDA to exclude the impact of the adoption of ASC 842 as of January 1, 2019, in order to present the leverage metric on a basis comparable to that of periods prior to 2019, net debt to Adjusted EBITDA for the last quarter annualized was 5.3x12. Available liquidity13 was $1.25 billion as of September 30, 2019.

In order to position the business for future growth in Europe, the Company synthetically converted $500 million of its term loan maturing in March 2023 into more attractively priced EUR-denominated debt (equivalent to €451 million), resulting in a nearly 200 basis point decrease in the average interest rate over the remaining term based on the current EURIBOR and LIBOR forward curves.

The Company also reduced its interest rate exposure by synthetically converting the remaining $300 million of its term loan maturing in March 2023 into fixed rate debt, decreasing the interest rate on this tranche to approximately 2.5% and increasing the percentage of total fixed rate debt to nearly 55%.
Dividend

On July 31, 2019, the Company announced a dividend of $0.50 per share of common stock for the third quarter of 2019. The dividend was paid on October 11, 2019, to stockholders of record at the close of business on September 27, 2019.

Additionally, today the Company is announcing a dividend of $0.50 per share of common stock for the fourth quarter of 2019. The dividend will be paid on January 10, 2020, to stockholders of record at the close of business on January 2, 2020.

Guidance

CyrusOne is updating guidance for full year 2019, tightening the guidance range and decreasing the midpoint for Total Revenue, tightening and decreasing the guidance range for Adjusted EBITDA, and tightening the guidance ranges and increasing the midpoints for Normalized FFO per diluted common share, Capital Expenditures and Capital Expenditures - Development. The annual guidance provided below represents forward-looking statements, which are based on current economic conditions, internal assumptions about the Company's existing customer base, and the supply and demand dynamics of the markets in which CyrusOne operates.

CyrusOne does not provide forward-looking guidance for GAAP financial measures (other than Total Revenue and Capital Expenditures) or reconciliations for the non-GAAP financial measures included in the annual guidance provided below due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including net income (loss) and adjustments that could be made for transaction, acquisition, integration and other related expenses, legal claim costs, asset impairments and loss on disposals and other charges in its reconciliation of historic numbers, the amount of which, based on historical experience, could be significant.

Category	Previous 2019 Guidance	Revised 2019 Guidance
Total Revenue	$970 - 990 million	$970 - 980 million
Lease and Other Revenues from Customers	$842 - 857 million	$838 - 843 million
Metered Power Reimbursements	$128 - 133 million	$132 - 137 million
Adjusted EBITDA	$507 - 517 million	$505 - 510 million
Normalized FFO per diluted common share	$3.50 - 3.60	$3.55 - 3.60
Capital Expenditures	$850 - 950 million	$900 - 950 million
Development(1)	$840 - 935 million	$890 - 935 million
Recurring	$10 - 15 million	$10 - 15 million

(1)Development capital expenditures include the acquisition of land for future development.

Upcoming Conferences and Events

•	NAREIT’s REITworld on November 12-14 in Los Angeles, CA

•	UBS Global TMT Conference on December 9-11 in New York City

Conference Call Details

CyrusOne will host a conference call on October 31, 2019, at 11:00 AM Eastern Time (10:00 AM Central Time) to discuss its results for the third quarter of 2019. A live webcast of the conference call will be available in the “Investors / Events & Presentations” section of the Company's website at http://investor.cyrusone.com/events.cfm. The presentation to be made during the call is now available in this location. The U.S. conference call dial-in number is 1-844-492-3731, and the international dial-in number is 1-412-542-4121. A replay will be available one hour after the conclusion of the earnings call on October 31, 2019, through November 14, 2019. The U.S. toll-free replay dial-in number is 1-877-344-7529 and the international replay dial-in number is 1-412-317-0088. The replay access code is 10134994.

Safe Harbor

This release and the documents incorporated by reference herein contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward- looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for purposes of complying with these safe harbor provisions. All statements, other than statements of historical facts, are statements that could be deemed forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Words such as "expects," "anticipates," "predicts," "projects," "intends," "plans," "believes," "seeks," "estimates," "continues," "endeavors," "strives," "may," variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned these forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results to differ materially and adversely from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this release and those discussed in other documents we file with the Securities and Exchange Commission (SEC). More information on potential risks and uncertainties is available in our recent filings with the SEC, including CyrusOne’s Form 10 -K report, Form 10-Q reports, and Form 8-K reports. We disclaim any obligation other than as required by law to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors or for new information, data or methods, future events or other changes.

Adoption of New Accounting Standard and Use of Non-GAAP Financial Measures and Other Metrics

In February 2016, the Financial Accounting Standards Board issued ASU 2016-02 (codified in ASC 842, Leases (“ASC 842”)) to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing transactions. The ASU requires that a liability be recorded on the balance sheet for all leases where the reporting entity is a lessee, based on the present value of future lease obligations. A corresponding right-of-use asset will also be recorded. Amortization of the lease obligation and the right-of-use asset for leases classified as operating leases are on a straight-line basis. Leases classified as financing leases are required to be accounted for as financing arrangements similar to the accounting treatment for capital leases under ASC 840, Leases (the former accounting standard for all leases).

We adopted ASU 2016-02 on January 1, 2019, applied the package of practical expedients included therein and utilized the modified retrospective transition method with the cumulative effect of transition recognized on the effective date. By applying the modified retrospective transition method, the presentation of financial information for periods prior to January 1, 2019 was not restated.

This press release contains certain non-GAAP financial measures that management believes are helpful in understanding the Company’s business, as further discussed within this press release. These financial measures, which include Funds From Operations, Normalized Funds From Operations, Normalized Funds From Operations per Diluted Common Share, Adjusted EBITDA, Net Operating Income, and Net Debt should not be construed as being more important than comparable GAAP measures. Detailed reconciliations of these non-GAAP financial measures to comparable GAAP financial measures have been included in the tables that accompany this release and are available in the Investor Relations section of www.cyrusone.com.

Management uses FFO, Normalized FFO, Normalized FFO per Diluted Common Share, Adjusted EBITDA, and NOI, which are non-GAAP financial measures commonly used in the REIT industry, as supplemental performance measures. Management uses these measures as supplemental performance measures because, when compared period over period, they capture trends in occupancy rates, rental rates and operating costs. The Company also believes that, as widely recognized measures of the performance of real estate investment trusts (REITs), these measures are used by investors as a basis to evaluate REITs. Other companies may not calculate these measures in the same manner, and, as presented, they may not be comparable to others. Therefore, FFO, Normalized FFO, NOI, and Adjusted EBITDA should be considered only as supplements to net income as measures of our performance. FFO, Normalized FFO, NOI, and Adjusted EBITDA should not be used as measures of liquidity or as indicative of funds available to fund the Company’s cash needs, including the ability to make distributions. These measures also should not be used as supplements to or substitutes for cash flow from operating activities computed in accordance with GAAP. The Company believes that Net Debt provides a useful measure of liquidity and financial health.

1 The Company adopted ASC 842 effective January 1, 2019. The adjusted 3Q’18 results have not been prepared in accordance with GAAP and represent the Company’s estimates as if the standard had been adopted as of January 1, 2018. The percentage changes versus adjusted 3Q’18 results are being shown solely for comparative and investor usefulness purposes with respect to the Company’s 3Q’19 results. There is no impact on 3Q’18 Revenue. The estimated impacts on 3Q’18 Net income (loss), Adjusted EBITDA, Normalized FFO, Net income / (loss) per diluted share, and Normalized FFO per diluted share are $1.3 million, $4.3 million, $2.3 million, $0.01, and $0.02, respectively.
2Net income (loss) per diluted common share is defined as net income (loss) divided by the weighted average diluted common shares outstanding for the period, which were 113.5 million for the third quarter of 2019.
3We use Net Operating Income ("NOI"), which is a non-GAAP financial measure commonly used in the REIT industry, as a supplemental performance measure. We use NOI as a supplemental performance measure because, when compared period over period, it captures trends in occupancy rates, rental rates and operating expenses. We also believe that, as a widely recognized measure of the performance of REITs, NOI is used by investors as a basis to evaluate REITs.
We calculate NOI as net income (loss), adjusted for sales and marketing expenses, general and administrative expenses, depreciation and amortization expenses, transaction, acquisition, integration and other related expenses, interest expense, net, (gain) loss on marketable equity investment, loss on early extinguishment of debt, impairment loss on real estate, foreign currency and derivative gains, net, other expense, income tax (benefit) expense and other items as appropriate. Amortization of deferred leasing costs is presented in depreciation and amortization expenses, which is excluded from NOI. Sales and marketing expenses are not property-specific, rather these expenses support our entire portfolio. As a result, we have excluded these sales and marketing expenses from our NOI calculation, consistent with the treatment of general and administrative expenses, which also support our entire portfolio. Because the calculation of NOI excludes various expenses, the utility of NOI as a measure of our performance is limited. Other REITs may not calculate NOI in the same manner. Accordingly, our NOI may not be comparable to others. Therefore, NOI should be considered only as a supplement to net income (loss) presented in accordance with GAAP as a measure of our performance. NOI should not be used as a measure of our liquidity or as indicative of funds available to fund our cash needs, including our ability to make distributions. NOI also should not be used as a supplement to or substitute for cash flow from operating activities computed in accordance with GAAP.
4Adjusted EBITDA, which is a non-GAAP financial measure, is defined as net income (loss) as defined by GAAP adjusted for interest expense, net, income tax (benefit) expense, depreciation and amortization, transaction, acquisition, integration and other related expenses, legal claim costs, stock-based compensation expense, severance and management transition costs, loss on early extinguishment of debt, new accounting standards and regulatory compliance and the related system implementation costs, (gain) loss on marketable equity investment, impairment loss on real estate, foreign currency and derivative gains, net, other expense and other items as appropriate. Other companies may not calculate Adjusted EBITDA in the same manner. Accordingly, the Company’s Adjusted EBITDA as presented may not be comparable to others.
5We use funds from operations ("FFO") and normalized funds from operations ("Normalized FFO"), which are non-GAAP financial measures commonly used in the REIT industry, as supplemental performance measures. We use FFO and Normalized FFO as supplemental performance measures because, when compared period over period, they capture trends in occupancy rates, rental rates and operating costs. We also believe that, as widely recognized measures of the performance of REITs, FFO and Normalized FFO are used by investors as a basis to evaluate REITs.
We calculate FFO as net income (loss) computed in accordance with GAAP before real estate depreciation and amortization and asset impairments and loss on disposals. While it is consistent with the definition of FFO promulgated by the National Association of Real Estate Investment Trusts ("NAREIT"), our computation of FFO may differ from the methodology for calculating FFO used by other REITs. Accordingly, our FFO may not be comparable to others.
We calculate Normalized FFO as FFO plus loss on early extinguishment of debt; (gain) loss on marketable equity investment; foreign currency and derivative gains, net; new accounting standards and regulatory compliance and the related system implementation costs; amortization of tradenames; transaction, acquisition, integration and other related expenses; severance and management transition costs; legal claim costs and other items as appropriate. We believe our Normalized FFO calculation provides a comparable measure between different periods. Other REITs may not calculate Normalized FFO in the same manner. Accordingly, our Normalized FFO may not be comparable to others.
In addition, because FFO and Normalized FFO exclude real estate depreciation and amortization, and capture neither the changes in the value of our properties that result from use or from market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO and Normalized FFO as measures of our performance is limited. Therefore, FFO and Normalized FFO should be considered only as supplements to net income (loss) presented in accordance with GAAP as measures of our performance. FFO and Normalized FFO should not be used as measures of our liquidity or as indicative of funds available to fund our cash needs, including our ability to make distributions. FFO and Normalized FFO also should not be used as supplements to or substitutes for cash flow from operating activities computed in accordance with GAAP.
6Annualized GAAP revenue is equal to monthly recurring rent, defined as average monthly contractual rent during the term of the lease plus the monthly impact of installation charges, multiplied by 12. It can be shown both inclusive and exclusive of the Company’s estimate of customer reimbursements for metered power.
7Recurring rent churn is calculated as any reduction in recurring rent due to customer terminations, service reductions or net pricing decreases as a percentage of rent at the beginning of the period, excluding any impact from metered power reimbursements or other usage-based billing. 3Q’19 recurring rent churn excludes additional 0.4% impact of a customer exit associated with legal settlement and termination fee received during the quarter; recurring revenue from that lease has not been recognized since mid-2016.
8Percentage CSF leased is calculated by dividing CSF under signed leases for colocation space (whether or not the lease has commenced billing) by total CSF. Percentage CSF leased differs from CSF occupied presented in the Data Center Portfolio table because the leased rate includes CSF for signed leases that have not commenced billing.
9Stabilized properties include data halls that have been in service for at least 24 months or are at least 85% leased.
10Gross asset value is defined as total assets plus accumulated depreciation.

11Long-term debt and net debt exclude adjustments for deferred financing costs and bond premiums. Net debt, which is a non-GAAP financial measure, provides a useful measure of liquidity and financial health. The Company defines net debt as long-term debt and finance lease liabilities, offset by cash and cash equivalents.
12The estimated impact of the adoption of ASC 842 on Adjusted EBITDA for the last quarter annualized is $16.2 million.

13Liquidity is calculated as cash, cash equivalents, and temporary cash investments on hand, plus the undrawn capacity on CyrusOne's revolving credit facility.

About CyrusOne

CyrusOne (NASDAQ: CONE) is a high-growth real estate investment trust (REIT) specializing in highly reliable enterprise-class, carrier-neutral data center properties. The Company provides mission-critical data center facilities that protect and ensure the continued operation of IT infrastructure for approximately 1,000 customers, including more than 200 Fortune 1000 companies.
With a track record of meeting and surpassing the aggressive speed-to-market demands of hyperscale cloud providers, as well as the expanding IT infrastructure requirements of the enterprise, CyrusOne provides the flexibility, reliability, security, and connectivity that foster business growth. CyrusOne offers a tailored, customer service-focused platform and is committed to full transparency in communication, management, and service delivery throughout its nearly 50 data centers worldwide. Additional information about CyrusOne can be found at www.CyrusOne.com.
# # #
Investor Relations
Michael Schafer
Vice President, Capital Markets & Investor Relations
972-350-0060
investorrelations@cyrusone.com

Company Profile

CyrusOne (NASDAQ: CONE) specializes in highly reliable enterprise-class, carrier-neutral data center properties. The Company provides mission-critical data center facilities that protect and ensure the continued operation of IT infrastructure for approximately 1,000 customers, including more than 200 Fortune 1000 companies. CyrusOne's data center offerings provide the flexibility, reliability, and security that enterprise customers require and are delivered through a tailored, customer service-focused platform designed to foster long-term relationships. CyrusOne is committed to full transparency in communication, management, and service delivery throughout its nearly 50 data centers worldwide.

•	Best-in-Class Sales Force

•	Flexible Solutions that Scale as Customers Grow

•	Massively Modular® Engineering with Data Hall Builds in 10-14 Weeks

•	Focus on Operational Excellence and Superior Customer Service

•	Proven Leading-Edge Technology Delivering Power Densities up to 900 Watts per Square Foot

•	National IX Replicates Enterprise Data Center Architecture

Corporate Headquarters	Senior Management
2101 Cedar Springs Road, Ste. 900	Gary Wojtaszek, President and CEO	Jonathan Schildkraut, EVP & Chief Strategy Officer
Dallas, Texas 75201	Tesh Durvasula, EVP & President, Europe	John Gould, EVP & Chief Commercial Officer
Phone: (972) 350-0060	Diane Morefield, EVP & Chief Financial Officer	Kellie Teal-Guess, EVP & Chief People Officer
Website: www.cyrusone.com	Kevin Timmons, EVP & Chief Technology Officer	Robert Jackson, EVP General Counsel & Secretary

Analyst Coverage

Firm	Analyst	Phone Number
Bank of America Merrill Lynch	Michael J. Funk	(646) 855-5664
Berenberg Capital Markets	Nate Crossett	(646) 949-9030
BMO Capital Markets	Ari Klein	(212) 885-4103
Citi	Mike Rollins	(212) 816-1116
Cowen and Company	Colby Synesael	(646) 562-1355
Credit Suisse	Sami Badri	(212) 538-1727
Green Street Advisors	Lukas Hartwich	(949) 640-8780
Guggenheim Securities, LLC	Robert Gutman	(212) 518-9148
Jefferies	Jonathan Petersen	(212) 284-1705
J.P. Morgan	Richard Choe	(212) 622-6708
KeyBanc Capital Markets	Jordan Sadler	(917) 368-2280
MoffettNathanson	Nick Del Deo, CFA	(212) 519-0025
Morgan Stanley	Simon Flannery	(212) 761-6432
RBC Capital Markets	Jonathan Atkin	(415) 633-8589
Raymond James	Frank G. Louthan IV	(404) 442-5867
Stifel	Erik Rasmussen	(212) 271-3461
SunTrust Robinson Humphrey	Greg Miller	(212) 303-4169
UBS	John C. Hodulik, CFA	(212) 713-4226
Wells Fargo	Eric Luebchow	(312) 630-2386
William Blair	Jim Breen, CFA	(617) 235-7513

CyrusOne Inc.
Summary of Financial Data
(Dollars in millions, except per share amounts)

	Three Months
	September 30,	June 30,	September 30,	Growth %
	2019	2019	2018	Yr/Yr
Revenue	$250.9	$251.5	$206.6	21%
Net operating income	147.9	148.2	128.9	15%
Net income (loss)	12.6	(8.5)	(42.4)	n/m
Funds from Operations ("FFO") - Nareit defined	116.2	91.7	39.5	n/m
Normalized Funds from Operations ("Normalized FFO")	103.9	102.1	78.5	32%
Weighted average number of common shares outstanding - diluted for Normalized FFO	113.5	113.1	99.5	14%
Income (loss) per share - basic	$0.11	$(0.08)	$(0.43)	n/m
Income (loss) per share - diluted	$0.11	$(0.08)	$(0.43)	n/m
Normalized FFO per diluted common share	$0.91	$0.90	$0.79	15%
Adjusted EBITDA	$127.8	$127.3	$110.8	15%
Adjusted EBITDA as a % of Revenue	50.9%	50.6%	53.6%	(2.7) pts

	As of
	September 30,	June 30,	September 30,	Growth %
	2019	2019	2018	Yr/Yr
Balance Sheet Data
Gross investment in real estate	$5,870.8	$5,707.0	$5,093.2	15%
Accumulated depreciation	(1,292.7)	(1,207.4)	(973.4)	33%
Total investment in real estate, net	4,578.1	4,499.6	4,119.8	11%
Cash and cash equivalents	51.7	144.1	61.0	(15)%
Market value of common equity	8,953.8	6,532.5	6,709.9	33%
Long-term debt	2,791.0	2,729.9	2,595.6	8%
Net debt	2,770.0	2,617.4	2,571.5	8%
Total enterprise value	11,723.8	9,149.9	9,281.4	26%
Net debt to LQA Adjusted EBITDA	5.4x	5.1x	5.4x	-

Dividend Activity
Dividends per share	$0.50	$0.46	$0.46	9%

Portfolio Statistics
Data centers	47	47	47	-
Stabilized CSF (000)	3,935	3,744	3,396	16%
Stabilized CSF % leased	88%	89%	91%	(3) pts
Total CSF (000)	4,148	4,116	3,674	13%
Total CSF % leased	85%	84%	86%	(1) pts
Total NRSF (000)	7,117	7,085	6,527	9%

CyrusOne Inc.
Condensed Consolidated Statements of Operations
(Dollars in millions, except per share amounts)
(Unaudited)

	Three Months				Nine Months
	Ended September 30,		Change		Ended September 30,		Change
	2019	2018	$	%	2019	2018	$	%
Revenue(a)	$250.9	$206.6	$44.3	21%	$727.4	$600.1	127.3	21%
Operating expenses:
Property operating expenses	103.0	77.7	25.3	33%	289.6	214.4	75.2	35%
Sales and marketing	5.1	4.3	0.8	19%	15.7	14.0	1.7	12%
General and administrative	19.8	19.3	0.5	3%	61.6	57.2	4.4	8%
Depreciation and amortization	105.4	84.0	21.4	25%	309.6	236.2	73.4	31%
Transaction, acquisition, integration and other related expenses	4.4	1.1	3.3	n/m	6.2	3.4	2.8	82%
Total operating expenses	237.7	186.4	51.3	28%	682.7	525.2	157.5	30%
Operating income	13.2	20.2	(7.0)	(35)%	44.7	74.9	(30.2)	(40)%
Interest expense, net	(19.6)	(25.8)	6.2	(24)%	(64.4)	(69.4)	5.0	(7)%
Gain (loss) on marketable equity investment	12.4	(36.6)	49.0	n/m	105.1	106.6	(1.5)	(1)%
Loss on early extinguishment of debt	—	—	—	n/m	—	(3.1)	3.1	n/m
Impairment loss on real estate	(0.7)	—	(0.7)	n/m	(0.7)	—	(0.7)	n/m
Foreign currency and derivative gains, net	5.5	—	5.5	n/m	5.5	—	5.5	n/m
Other expense	(0.2)	—	(0.2)	n/m	(0.3)	—	(0.3)	n/m
Net income (loss) before income taxes	10.6	(42.2)	52.8	n/m	89.9	109.0	(19.1)	(18)%
Income tax benefit (expense)	2.0	(0.2)	2.2	n/m	3.6	(2.0)	5.6	n/m
Net income (loss)	$12.6	$(42.4)	$55.0	n/m	$93.5	$107.0	$(13.5)	(13)%
Income (loss) per share - basic	$0.11	$(0.43)	$0.54	n/m	$0.83	$1.09	$(0.26)	(24)%
Income (loss) per share - diluted	$0.11	$(0.43)	$0.54	n/m	$0.83	$1.08	$(0.25)	(23)%

(a) The Company adopted the new accounting standard, ASC 842, “Leases”, in the first quarter of 2019. Revenue includes metered power reimbursements of $41.1 million and $29.3 million for the three months ended September 30, 2019 and 2018, respectively, and includes metered power reimbursements of $101.3 million and $75.7 million for the nine months ended September 30, 2019 and 2018, respectively.

CyrusOne Inc.
Condensed Consolidated Balance Sheets
(Dollars in millions)
(Unaudited)

	September 30,	December 31,	Change
	2019	2018	$	%
Assets
Investment in real estate:
Land	$147.3	$118.5	$28.8	24%
Buildings and improvements	1,732.0	1,677.5	54.5	3%
Equipment	2,950.3	2,630.2	320.1	12%
Gross operating real estate	4,829.6	4,426.2	403.4	9%
Less accumulated depreciation	(1,292.7)	(1,054.5)	(238.2)	23%
Net operating real estate	3,536.9	3,371.7	165.2	5%
Construction in progress, including land under development	836.9	744.9	92.0	12%
Land held for future development	204.3	176.4	27.9	16%
Total investment in real estate, net	4,578.1	4,293.0	285.1	7%
Cash and cash equivalents	51.7	64.4	(12.7)	(20)%
Rent and other receivables, net	279.3	234.9	44.4	19%
Restricted cash	1.3	—	1.3	n/m
Operating lease right-of-use assets, net	90.7	—	90.7	n/m
Equity investments	104.3	198.1	(93.8)	(47)%
Goodwill	455.1	455.1	—	n/m
Intangible assets, net	203.7	235.7	(32.0)	(14)%
Other assets	128.7	111.3	17.4	16%
Total assets	$5,892.9	$5,592.5	$300.4	5%
Liabilities and equity
Debt	$2,776.1	$2,624.7	$151.4	6%
Finance lease liabilities	30.7	33.4	(2.7)	(8)%
Operating lease liabilities	124.3	—	124.3	n/m
Lease financing arrangements	—	123.3	(123.3)	n/m
Construction costs payable	131.2	195.3	(64.1)	(33)%
Accounts payable and accrued expenses	132.4	121.3	11.1	9%
Dividends payable	57.7	51.0	6.7	13%
Deferred revenue and prepaid rents	164.0	148.6	15.4	10%
Deferred tax liability	59.6	68.9	(9.3)	(13)%
Total liabilities	3,476.0	3,366.5	109.5	3%
Stockholders' equity
Preferred stock, $.01 par value, 100,000,000 authorized; no shares issued or outstanding	—	—	—	n/m
Common stock, $.01 par value, 500,000,000 shares authorized and 113,196,585 and 108,329,314 shares issued and outstanding at September 30, 2019 and December 31, 2018, respectively	1.1	1.1	—	n/m
Additional paid in capital	3,094.2	2,837.4	256.8	9%
Accumulated deficit	(657.4)	(600.2)	(57.2)	10%
Accumulated other comprehensive loss	(21.0)	(12.3)	(8.7)	71%
Total stockholders’ equity	2,416.9	2,226.0	190.9	9%
Total liabilities and equity	$5,892.9	$5,592.5	$300.4	5%

CyrusOne Inc.
Condensed Consolidated Statements of Operations
(Dollars in millions, except per share amounts)
(Unaudited)

For the three months ended:	September 30,	June 30,	March 31,	December 31,	September 30,
	2019	2019	2019	2018	2018
Revenue(a)	$250.9	$251.5	$225.0	$221.3	$206.6
Operating expenses:
Property operating expenses	103.0	103.3	83.3	78.0	77.7
Sales and marketing	5.1	5.3	5.3	5.6	4.3
General and administrative	19.8	19.7	22.2	23.4	19.3
Depreciation and amortization	105.4	102.1	102.1	97.9	84.0
Transaction, acquisition, integration and other related expenses	4.4	1.4	0.3	1.6	1.1
Total operating expenses	237.7	231.8	213.2	206.5	186.4
Operating income	13.2	19.7	11.8	14.8	20.2
Interest expense, net	(19.6)	(21.1)	(23.7)	(25.3)	(25.8)
Gain (loss) on marketable equity investment	12.4	(8.5)	101.2	(96.7)	(36.6)
Impairment loss on real estate	(0.7)	—	—	—	—
Foreign currency and derivative gains, net	5.5	—	—	—	—
Other expense	(0.2)	—	(0.1)	—	—
Net income (loss) before income taxes	10.6	(9.9)	89.2	(107.2)	(42.2)
Income tax benefit (expense)	2.0	1.4	0.2	1.4	(0.2)
Net income (loss)	$12.6	$(8.5)	$89.4	$(105.8)	$(42.4)
Income (loss) per share - basic	$0.11	$(0.08)	$0.82	$(1.00)	$(0.43)
Income (loss) per share - diluted	$0.11	$(0.08)	$0.82	$(1.00)	$(0.43)

(a) The Company adopted the new accounting standard, ASC 842, “Leases”, in the first quarter of 2019. Revenue includes metered power reimbursements of $41.1 million, $31.7 million, $28.5 million, $28.4 million and $29.3 million for the three months ended September 30, 2019, June 30, 2019, March 31, 2019, December 31, 2018, and September 30, 2018, respectively.

CyrusOne Inc.
Condensed Consolidated Balance Sheets
(Dollars in millions)
(Unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2019	2019	2019	2018	2018
Assets
Investment in real estate:
Land	$147.3	$148.0	$124.9	$118.5	$125.2
Buildings and improvements	1,732.0	1,689.7	1,649.2	1,677.5	1,587.3
Equipment	2,950.3	2,869.7	2,799.6	2,630.2	2,452.5
Gross operating real estate	4,829.6	4,707.4	4,573.7	4,426.2	4,165.0
Less accumulated depreciation	(1,292.7)	(1,207.4)	(1,122.5)	(1,054.5)	(973.4)
Net operating real estate	3,536.9	3,500.0	3,451.2	3,371.7	3,191.6
Construction in progress, including land under development	836.9	799.2	734.7	744.9	738.6
Land held for future development	204.3	200.4	200.4	176.4	189.6
Total investment in real estate, net	4,578.1	4,499.6	4,386.3	4,293.0	4,119.8
Cash and cash equivalents	51.7	144.1	126.0	64.4	61.0
Rent and other receivables, net	279.3	268.4	248.7	234.9	224.6
Restricted cash	1.3	1.3	1.3	—	—
Operating lease right-of-use assets, net	90.7	78.5	83.8	—	—
Equity investments	104.3	91.9	299.3	198.1	282.2
Goodwill	455.1	455.1	455.1	455.1	455.1
Intangible assets, net	203.7	215.3	226.1	235.7	248.4
Other assets	128.7	115.5	114.8	111.3	102.0
Total assets	$5,892.9	$5,869.7	$5,941.4	$5,592.5	$5,493.1
Liabilities and equity
Debt	$2,776.1	$2,713.8	$2,898.6	$2,624.7	$2,576.2
Finance lease liabilities	30.7	31.6	33.4	33.4	36.9
Operating lease liabilities	124.3	114.1	119.6	—	—
Lease financing arrangements	—	—	—	123.3	125.8
Construction costs payable	131.2	149.5	155.5	195.3	160.5
Accounts payable and accrued expenses	132.4	112.8	81.6	121.3	96.8
Dividends payable	57.7	53.0	51.5	51.0	49.7
Deferred revenue and prepaid rents	164.0	166.8	155.9	148.6	139.5
Deferred tax liability	59.6	65.5	67.2	68.9	68.7
Total liabilities	3,476.0	3,407.1	3,563.3	3,366.5	3,254.1
Stockholders' equity
Preferred stock, $.01 par value, 100,000,000 authorized; no shares issued or outstanding	—	—	—	—	—
Common stock, $.01 par value, 500,000,000 shares authorized and 113,196,585 and 108,329,314 shares issued and outstanding at September 30, 2019 and December 31, 2018, respectively	1.1	1.1	1.1	1.1	1.1
Additional paid in capital	3,094.2	3,089.5	2,938.2	2,837.4	2,685.3
Accumulated deficit	(657.4)	(613.0)	(552.2)	(600.2)	(444.3)
Accumulated other comprehensive loss	(21.0)	(15.0)	(9.0)	(12.3)	(3.1)
Total stockholders' equity	2,416.9	2,462.6	2,378.1	2,226.0	2,239.0
Total liabilities and equity	$5,892.9	$5,869.7	$5,941.4	$5,592.5	$5,493.1

CyrusOne Inc.
Condensed Consolidated Statements of Cash Flow
(Dollars in millions)
(Unaudited)

	Nine Months Ended September 30, 2019	Nine Months Ended September 30, 2018	Three Months Ended September 30, 2019	Three Months Ended September 30, 2018
Cash flows from operating activities:
Net income	$93.5	$107.0	$12.6	$(42.4)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	309.6	236.2	105.4	84.0
Provision for bad debt expense	(0.2)	0.6	0.1	0.2
Unrealized gain on marketable equity investment	(38.2)	(106.6)	(12.4)	36.6
Realized gain on marketable equity investment	(66.9)	—	—	—
Foreign currency and derivative gains, net	(5.5)	—	(5.5)	—
Loss on asset disposals	0.2	—	0.2	—
Impairment loss on real estate	0.7	—	0.7	—
Loss on early extinguishment of debt	—	3.1	—	—
Interest expense amortization, net	3.5	3.0	1.2	1.2
Stock-based compensation expense	12.4	13.0	4.2	4.6
Deferred income tax expense	(6.4)	—	(3.0)	—
Operating lease cost	14.6	—	5.0	—
Other	—	—	0.2	—

Change in operating assets and liabilities:
Rent and other receivables, net and other assets	(51.5)	(55.4)	(10.4)	(18.6)
Accounts payable and accrued expenses	11.8	(23.4)	20.0	(20.3)
Deferred revenue and prepaid rents	16.1	25.4	(1.9)	9.1
Operating lease liabilities	(16.7)	—	(6.9)	—
Net cash provided by operating activities	277.0	202.9	109.5	54.4
Cash flows from investing activities:
Investment in real estate	(727.3)	(631.2)	(212.5)	(308.5)
Asset acquisitions, primarily real estate, net of cash acquired	—	(461.8)	—	(461.8)
Proceeds from sale of equity investments	199.8	—	—	—
Equity investments	(0.3)	—	—	—
Proceeds from the sale of real estate assets	0.9	—	0.9	—
Net cash used in investing activities	(526.9)	(1,093.0)	(211.6)	(770.3)
Cash flows from financing activities:
Issuance of common stock, net	253.3	551.9	0.7	399.7
Dividends paid	(153.5)	(132.3)	(52.2)	(45.7)
Proceeds from revolving credit facility	534.3	370.0	246.5	370.0
Repayments of revolving credit facility	(183.2)	(370.0)	(183.2)	(370.0)
Proceeds from unsecured term loan	—	1,665.1	—	679.7
Repayments of unsecured term loan	(200.0)	(1,272.7)	—	(370.0)
Payments on finance lease liabilities	(2.1)	(7.8)	(0.9)	(2.7)
Tax payment upon exercise of equity awards	(9.0)	(5.1)	(0.2)	(0.4)
Net cash provided by financing activities	239.8	799.1	10.7	660.6
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1.3)	0.1	(1.0)	0.1
Net decrease in cash, cash equivalents and restricted cash	(11.4)	(90.9)	(92.4)	(55.2)
Cash, cash equivalents and restricted cash at beginning of period	64.4	151.9	145.4	116.2
Cash, cash equivalents and restricted cash at end of period	$53.0	$61.0	$53.0	$61.0

Supplemental disclosure of cash flow information:
Cash paid for interest, including amounts capitalized of $26.2 million and $15.9 million in 2019 and 2018, respectively	$109.0	$98.5	$46.3	$45.2
Cash paid for income taxes	3.0	3.3	0.2	0.4
Non-cash investing and financing activities:
Construction costs payable	131.2	160.5	131.2	160.5
Dividends payable	57.7	49.7	57.7	49.7

CyrusOne Inc.
Reconciliation of Net Income (Loss) to Net Operating Income
(Dollars in millions)
(Unaudited)

	Three Months Ended				Nine Months Ended
	September 30,		Change		September 30,		Change
	2019	2018	$	%	2019	2018	$	%
Net income (loss)	$12.6	$(42.4)	$55.0	n/m	$93.5	$107.0	$(13.5)	(13)%
Sales and marketing expenses	5.1	4.3	0.8	19%	15.7	14.0	1.7	12%
General and administrative expenses	19.8	19.3	0.5	3%	61.6	57.2	4.4	8%
Depreciation and amortization expenses	105.4	84.0	21.4	25%	309.6	236.2	73.4	31%
Transaction, acquisition, integration and other related expenses	4.4	1.1	3.3	n/m	6.2	3.4	2.8	82%
Interest expense, net	19.6	25.8	(6.2)	(24)%	64.4	69.4	(5.0)	(7)%
(Gain) loss on marketable equity investment	(12.4)	36.6	(49.0)	n/m	(105.1)	(106.6)	1.5	(1)%
Loss on early extinguishment of debt	—	—	—	n/m	—	3.1	(3.1)	n/m
Impairment loss on real estate	0.7	—	0.7	n/m	0.7	—	0.7	n/m
Foreign currency and derivative gains, net	(5.5)	—	(5.5)	n/m	(5.5)	—	(5.5)	n/m
Other expense	0.2	—	0.2	n/m	0.3	—	0.3	n/m
Income tax (benefit) expense	(2.0)	0.2	(2.2)	n/m	(3.6)	2.0	(5.6)	n/m
Net Operating Income	$147.9	$128.9	$19.0	15%	$437.8	$385.7	$52.1	14%

CyrusOne Inc.
Net Operating Income and Reconciliation of Net Income (Loss) to Adjusted EBITDA
(Dollars in millions)
(Unaudited)

	Nine Months Ended				Three Months Ended
	September 30,		Change		September 30,	June 30,	March 31,	December 31,	September 30,
	2019	2018	$	%	2019	2019	2019	2018	2018
Net Operating Income
Revenue	$727.4	$600.1	$127.3	21%	$250.9	$251.5	$225.0	$221.3	$206.6
Property operating expenses	289.6	214.4	75.2	35%	103.0	103.3	83.3	78.0	77.7
Net Operating Income (NOI)	$437.8	$385.7	$52.1	14%	$147.9	$148.2	$141.7	$143.3	$128.9
NOI as a % of Revenue	60.2%	64.3%			58.9%	58.9%	63.0%	64.8%	62.4%
Reconciliation of Net Income (Loss) to Adjusted EBITDA:
Net income (loss)	$93.5	$107.0	$(13.5)	(13)%	$12.6	$(8.5)	$89.4	$(105.8)	$(42.4)
Interest expense, net	64.4	69.4	(5.0)	(7)%	19.6	21.1	23.7	25.3	25.8
Income tax (benefit) expense	(3.6)	2.0	(5.6)	n/m	(2.0)	(1.4)	(0.2)	(1.4)	0.2
Depreciation and amortization	309.6	236.2	73.4	31%	105.4	102.1	102.1	97.9	84.0
EBITDA (Nareit definition)(a)	$463.9	$414.6	$49.3	12%	$135.6	$113.3	$215.0	$16.0	$67.6

Transaction, acquisition, integration and other related expenses	6.2	3.4	2.8	82%	4.4	1.4	0.3	1.4	1.1
Legal claim costs	0.6	0.4	0.2	50%	0.4	0.1	0.1	0.2	0.1
Stock-based compensation expense	12.4	13.0	(0.6)	(5)%	4.2	3.7	4.5	4.5	4.6
Severance and management transition costs	—	0.7	(0.7)	n/m	—	—	0.1	1.6	—
Loss on early extinguishment of debt	—	3.1	(3.1)	n/m	—	—	—	—	—
New accounting standards and regulatory compliance and the related system implementation costs	0.8	2.3	(1.5)	(65)%	0.2	0.3	0.3	0.7	0.8
(Gain) loss on marketable equity investment	(105.1)	(106.6)	1.5	(1)%	(12.4)	8.5	(101.2)	96.7	36.6
Impairment loss on real estate	0.7	—	0.7	n/m	0.7	—	—	—	—
Foreign currency and derivative gains, net	(5.5)	—	(5.5)	n/m	(5.5)	—	—	—	—
Other expense	0.3	—	0.3	n/m	0.2	—	0.1	0.1	—
Adjusted EBITDA	$374.3	$330.9	$43.4	13%	$127.8	$127.3	$119.2	$121.2	$110.8
Adjusted EBITDA as a % of Revenue	51.5%	55.1%			50.9%	50.6%	53.0%	54.8%	53.6%

(a)
We calculate Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre) as GAAP net income (loss) plus interest expense, income tax benefit (expense) and depreciation and amortization. While it is consistent with the definition of EBITDAre promulgated by the National Association of Real Estate Investment Trusts ("Nareit"), our computation of EBITDAre may differ from the methodology for calculating EBITDAre used by other REITs. Accordingly, our EBITDAre may not be comparable to others.

CyrusOne Inc.
Reconciliation of Net Income (Loss) to FFO and Normalized FFO
(Dollars in millions)
(Unaudited)

	Nine Months Ended				Three Months Ended
	September 30,		Change		September 30,	June 30,	March 31,	December 31,	September 30,
	2019	2018	$	%	2019	2019	2019	2018	2018
Reconciliation of Net Income (Loss) to FFO and Normalized FFO:
Net income (loss)	$93.5	$107.0	$(13.5)	(13)%	$12.6	$(8.5)	$89.4	$(105.8)	$(42.4)
Real estate depreciation and amortization	302.9	230.0	72.9	32%	102.6	100.2	100.1	95.5	81.9
Asset impairments and loss on disposals	1.0	—			1.0	—	—	—	—
Funds from Operations ("FFO") - Nareit defined	$397.4	$337.0	$59.4	18%	$116.2	$91.7	$189.5	$(10.3)	$39.5

Loss on early extinguishment of debt	—	3.1	(3.1)	n/m	—	—	—	—	—
(Gain) loss on marketable equity investment	(105.1)	(106.6)	1.5	(1)%	(12.4)	8.5	(101.2)	96.7	36.6
Foreign currency and derivative gains, net	(5.5)	—	(5.5)	n/m	(5.5)	—	—	—	—
New accounting standards and regulatory compliance and the related system implementation costs	0.8	2.3	(1.5)	(65)%	0.2	0.3	0.3	0.7	0.8
Amortization of tradenames	0.9	1.1	(0.2)	(18)%	0.6	0.1	0.2	0.6	0.4
Transaction, acquisition, integration and other related expenses	6.2	3.4	2.8	82%	4.4	1.4	0.3	1.4	1.1
Severance and management transition costs	—	0.7	(0.7)	n/m	—	—	0.1	1.6	—
Legal claim costs	0.6	0.4	0.2	50%	0.4	0.1	0.1	0.2	0.1
Normalized Funds from Operations (Normalized FFO)	$295.3	$241.4	$52.9	22%	$103.9	$102.1	$89.3	$90.9	$78.5
Normalized FFO per diluted common share	$2.63	$2.45	$0.18	7%	$0.91	$0.90	$0.82	$0.86	$0.79
Weighted average diluted common shares outstanding	111.9	98.4	13.5	14%	113.5	113.1	108.8	106.1	99.5

Additional Information:
Amortization of deferred financing costs and bond premium	3.6	2.9	0.7	24%	1.2	1.2	1.2	1.1	1.1
Stock-based compensation expense	12.4	13.0	(0.6)	(5)%	4.2	3.7	4.5	4.5	4.6
Non-real estate depreciation and amortization	5.8	5.1	0.7	14%	2.0	1.9	1.9	1.8	1.7
Straight line rent adjustments(a)	(22.8)	(18.8)	(4.0)	21%	(5.9)	(6.8)	(10.1)	(8.9)	(5.8)
Deferred revenue, primarily installation revenue(b)	8.9	13.2	(4.3)	(33)%	(1.7)	4.7	5.9	16.1	7.6
Leasing commissions	(9.6)	(10.2)	0.6	(6)%	(2.8)	(3.1)	(3.7)	(6.5)	(3.3)
Recurring capital expenditures	(8.8)	(8.4)	(0.4)	5%	(4.5)	(1.6)	(2.7)	(2.1)	(3.7)

(a)	Straight line rent adjustments:
Represents the difference between revenue recognized on a straight line basis under GAAP over the term of the lease compared to the contractual rental payments. Lease agreements typically include payments that escalate over the term of the contract or, to a lesser extent, a ramp period.

(b)	Deferred revenue, primarily installation revenue:
Represents payments received from customers in excess of revenue recognized under GAAP. This primarily relates to specific customer-requested buildouts that CyrusOne does not include in its basic data center design. The company charges customers up front for these buildouts rather than incorporating into rent and billing them over time. The cash payments for these buildouts are non-recurring, and may vary significantly from quarter to quarter, but revenue is amortized over the life of the lease.

CyrusOne Inc.
Market Capitalization Summary, Reconciliation of Net Debt, Debt Schedule and Interest Summary
(Unaudited)
Market Capitalization (as of September 30, 2019)

(dollars in millions)	Shares or Equivalents Outstanding	Market Price as of September 30, 2019	Market Value Equivalents (in millions)
Common shares	113,196,585	$79.10	$8,953.8
Net Debt			2,770.0
Total Enterprise Value (TEV)			$11,723.8
Reconciliation of Net Debt

	September 30,	June 30,	September 30,
(dollars in millions)	2019	2019	2018
Long-term debt(a)	$2,791.0	$2,729.9	$2,595.6
Finance lease liabilities	30.7	31.6	36.9
Less:
Cash and cash equivalents	(51.7)	(144.1)	(61.0)
Net Debt	$2,770.0	$2,617.4	$2,571.5
(a)Excludes adjustment for deferred financing costs and bond premiums.
Debt Schedule (as of September 30, 2019)

(dollars in millions)
Long-term debt:	Amount	Interest Rate	Maturity Date
Revolving credit facility - GBP(a)(b)	16.0	GBP LIBOR + 120 bps(c)	March 2023(d)
Revolving credit facility - USD(b)(e)	475.0	USD LIBOR + 120 bps(f)	March 2023(d)
Term loan(b)(g)	800.0	USD LIBOR + 135 bps(g)	March 2023
Term loan(b)	300.0	USD LIBOR + 165 bps(h)	March 2025
5.000% senior notes due 2024, excluding bond premium	700.0	5.000%	March 2024
5.375% senior notes due 2027, excluding bond premium	500.0	5.375%	March 2027
Total long-term debt(i)	$2,791.0	3.22%(j)

Weighted average term of debt:	4.7	years

(a)	Amount outstanding is USD equivalent of £13 million.

(b)
Credit rating-based pricing grid replaced leverage-based grid, resulting in a 0.25% margin reduction for revolving credit facility borrowings and a 0.05% margin reduction for term loans, elimination of 0.25% commitment fee on undrawn portion of revolving credit facility commitment, and introduction of 0.25% facility fee on entire revolving credit facility commitment.

(c)	Interest rate as of September 30, 2019: 1.92%.

(d)	Assuming exercise of one-year extension option.

(e)	$450 million of $475 million synthetically converted into €401 million pursuant to USD-EUR cross currency swaps.

(f)	Interest rate as of September 30, 2019: 3.25%; adjusted rate on $450 million synthetically converted pursuant to USD-EUR cross currency swaps: 0.84%.

(g)
$500 million of $800 million synthetically converted into €451 million pursuant to a USD-EUR cross currency swap; remaining $300 million swapped pursuant to USD floating to fixed interest rate swap. Interest rate as of September 30, 2019: 3.40%; weighted average interest rate pursuant to swaps: 1.50%.

(h)	Interest rate as of September 30, 2019: 3.70%.

(i)	Excludes adjustment for deferred financing costs.

(j)	Weighted average interest rate calculated using lower interest rate on swapped amount.

Interest Summary	Three Months Ended
	September 30,	June 30,	September 30,	Growth %
(dollars in millions)	2019	2019	2018	Yr/Yr
Interest expense and fees	$26.4	$28.8	$30.2	(13)%
Amortization of deferred financing costs and bond premium	1.2	1.2	1.1	9%
Capitalized interest	(8.0)	(8.9)	(5.5)	45%
Total interest expense	$19.6	$21.1	$25.8	(24)%

CyrusOne Inc.
Colocation Square Footage (CSF) and CSF Leased
(Unaudited)

	As of September 30, 2019		As of June 30, 2019		As of September 30, 2018
Market	Colocation Space (CSF)(a) (000)	CSF Leased(b)	Colocation Space (CSF)(a) (000)	CSF Leased(b)	Colocation Space (CSF)(a) (000)	CSF Leased(b)
Northern Virginia	1,113	91%	1,113	91%	780	94%
Dallas	621	71%	621	70%	621	69%
Phoenix	509	100%	509	100%	509	100%
Cincinnati	402	78%	402	79%	402	93%
Houston	308	64%	308	68%	308	74%
San Antonio	300	100%	300	100%	300	100%
New York Metro	228	76%	228	77%	218	83%
Chicago	203	73%	203	72%	213	67%
Austin	106	81%	106	81%	106	78%
Raleigh-Durham	83	100%	83	100%	76	88%
Total - Domestic	3,872	84%	3,872	84%	3,533	86%
Frankfurt	144	99%	125	99%	62	98%
London	128	81%	116	72%	77	99%
Singapore	3	22%	3	22%	3	22%
Total - International	275	90%	244	85%	142	97%
Total - Portfolio	4,148	85%	4,116	84%	3,674	86%
Stabilized Properties(c)	3,935	88%	3,744	89%	3,396	91%

(a)
CSF represents the NRSF at an operating facility that is currently leased or readily available for lease as colocation space, where customers locate their servers and other IT equipment. May not sum to total due to rounding.

(b)	CSF Leased is calculated by dividing CSF under signed leases for colocation space (whether or not the lease has commenced billing) by total CSF.

(c)	Stabilized properties include data halls that have been in service for at least 24 months or are at least 85% leased.

CyrusOne Inc.
2019 Guidance

Category	Previous 2019 Guidance	Revised 2019 Guidance
Total Revenue	$970 - 990 million	$970 - 980 million
Lease and Other Revenues from Customers	$842 - 857 million	$838 - 843 million
Metered Power Reimbursements	$128 - 133 million	$132 - 137 million
Adjusted EBITDA	$507 - 517 million	$505 - 510 million
Normalized FFO per diluted common share	$3.50 - 3.60	$3.55 - 3.60
Capital Expenditures	$850 - 950 million	$900 - 950 million
Development(1)	$840 - 935 million	$890 - 935 million
Recurring	$10 - 15 million	$10 - 15 million

(1)Development capital expenditures include the acquisition of land for future development.

CyrusOne is updating guidance for full year 2019, tightening the guidance range and decreasing the midpoint for Total Revenue, tightening and decreasing the guidance range for Adjusted EBITDA, and tightening the guidance ranges and increasing the midpoints for Normalized FFO per diluted common share, Capital Expenditures and Capital Expenditures - Development.
The annual guidance provided above represents forward-looking statements, which are based on current economic conditions, internal assumptions about the Company's existing customer base and the supply and demand dynamics of the markets in which CyrusOne operates.

CyrusOne does not provide forward-looking guidance for GAAP financial measures (other than Total Revenue and Capital Expenditures) or reconciliations for the non-GAAP financial measures included in the annual guidance provided above due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including net income (loss) and adjustments that could be made for transaction, acquisition, integration and other related expenses, legal claim costs, asset impairments and loss on disposals and other charges in its reconciliation of historic numbers, the amount of which, based on historical experience, could be significant.

CyrusOne Inc.
Data Center Portfolio
As of September 30, 2019
(Unaudited)

			Operating Net Rentable Square Feet (NRSF)(a)							Powered Shell Available for Future Development (NRSF)(k) (000)	Available Critical Load Capacity (MW)(l)
Stabilized Properties(b)	Metro Area	Annualized Rent(c) ($000)	Colocation Space (CSF)(d) (000)	CSF Occupied(e)	CSF Leased(f)	Office & Other(g) (000)	Office & Other Occupied(h)	Supporting Infrastructure(i) (000)	Total(j) (000)
Dallas - Carrollton	Dallas	$103,364	379	82%	82%	82	46%	133	595	—	50
Northern Virginia - Sterling V	Northern Virginia	55,796	383	85%	93%	11	100%	145	539	64	65
Northern Virginia - Sterling VI	Northern Virginia	45,193	272	88%	88%	35	—%	—	307	—	57
Houston - Houston West I	Houston	36,012	112	75%	75%	11	100%	37	161	3	28
Northern Virginia - Sterling II	Northern Virginia	34,303	159	100%	100%	9	100%	55	223	—	30
San Antonio III	San Antonio	32,837	132	100%	100%	9	100%	43	184	—	24
Somerset I	New York Metro	31,918	106	80%	80%	27	99%	89	222	186	15
Cincinnati - 7th Street***	Cincinnati	31,340	197	65%	65%	6	61%	175	378	46	16
Dallas - Lewisville*	Dallas	31,158	114	82%	82%	11	84%	54	180	—	21
Chicago - Aurora I	Chicago	28,122	113	98%	98%	34	100%	223	371	27	71
Totowa - Madison**	New York Metro	27,218	51	89%	89%	22	93%	59	133	—	6
Houston - Houston West II	Houston	26,837	80	75%	75%	4	88%	55	139	11	12
Phoenix - Chandler VI	Phoenix	26,370	148	100%	100%	6	100%	32	187	279	24
Cincinnati - North Cincinnati	Cincinnati	24,978	65	98%	98%	45	79%	53	163	65	14
Phoenix - Chandler II	Phoenix	23,998	74	100%	100%	6	53%	26	105	—	12
Frankfurt I	Frankfurt	22,768	53	97%	97%	8	91%	57	118	—	18
Phoenix - Chandler I	Phoenix	22,322	74	100%	100%	35	12%	39	147	31	16
San Antonio I	San Antonio	21,778	44	100%	100%	6	83%	46	96	11	12
Phoenix - Chandler III	Phoenix	21,776	68	100%	100%	2	—%	30	101	—	14
Austin III	Austin	20,490	62	69%	69%	15	98%	21	98	67	9
Wappingers Falls I**	New York Metro	20,163	37	65%	65%	20	91%	15	72	—	3
Northern Virginia - Sterling III	Northern Virginia	19,471	79	100%	100%	7	100%	34	120	—	15
Raleigh-Durham I	Raleigh-Durham	19,431	83	93%	100%	13	100%	82	178	235	15
Northern Virginia - Sterling I	Northern Virginia	17,356	78	100%	100%	6	69%	49	132	—	12
San Antonio II	San Antonio	14,795	64	100%	100%	11	100%	41	117	—	12
Phoenix - Chandler V	Phoenix	14,234	72	100%	100%	1	95%	16	89	94	12
Austin II	Austin	14,184	44	94%	99%	2	100%	22	68	—	5
Houston - Galleria	Houston	14,126	63	49%	49%	23	40%	25	112	—	14
Florence	Cincinnati	13,643	53	99%	99%	47	87%	40	140	—	9
Phoenix - Chandler IV	Phoenix	11,976	73	100%	100%	3	100%	27	103	—	12
Northern Virginia - Sterling IV	Northern Virginia	11,901	81	100%	100%	7	100%	34	122	—	15
Frankfurt II	Frankfurt	11,634	90	100%	100%	9	100%	72	171	10	35
London I*	London	11,287	30	100%	100%	12	56%	58	100	9	12
San Antonio IV	San Antonio	11,009	60	100%	100%	12	100%	27	99	—	12
Cincinnati - Hamilton*	Cincinnati	10,871	47	73%	73%	1	100%	35	83	—	10
London II*	London	8,886	64	100%	100%	10	100%	93	166	4	21
Houston - Houston West III	Houston	7,311	53	41%	42%	10	100%	32	95	209	6
London - Great Bridgewater**	London	6,060	10	96%	96%	—	—%	1	11	—	1
Stamford - Riverbend**	New York Metro	5,954	20	23%	23%	—	—%	8	28	—	2
Cincinnati - Mason	Cincinnati	5,173	34	100%	100%	26	98%	17	78	—	4
Norwalk I**	New York Metro	4,424	13	100%	100%	4	65%	41	58	87	2
Chicago - Aurora II (DH #1)	Chicago	3,981	77	36%	38%	45	—%	14	136	272	16
Chicago - Lombard	Chicago	2,367	14	64%	64%	4	45%	12	30	29	3
Stamford - Omega**	New York Metro	1,239	—	—%	—%	19	79%	4	22	—	—
Totowa - Commerce**	New York Metro	672	—	—%	—%	20	44%	6	26	—	—
Cincinnati - Blue Ash*	Cincinnati	624	6	36%	36%	7	100%	2	15	—	1
Singapore - Inter Business Park**	Singapore	386	3	22%	22%	—	—%	—	3	—	1
Stabilized Properties - Total		$931,738	3,935	87%	88%	704	67%	2,178	6,817	1,739	759

CyrusOne Inc.
Data Center Portfolio
As of September 30, 2019
(Unaudited)

			Operating Net Rentable Square Feet (NRSF)(a)							Powered Shell Available for Future Development (NRSF)(k) (000)	Available Critical Load Capacity (MW)(l)
	Metro Area	Annualized Rent(c) ($000)	Colocation Space (CSF)(d) (000)	CSF Occupied(e)	CSF Leased(f)	Office & Other(g) (000)	Office & Other Occupied(h)	Supporting Infrastructure(i) (000)	Total(j) (000)
Stabilized Properties - Total		$931,738	3,935	87%	88%	704	67%	2,178	6,817	1,739	759

Pre-Stabilized Properties(b)
Northern Virginia - Sterling VIII	Northern Virginia	8,192	61	37%	37%	4	—%	25	90	—	6
Dallas - Carrollton (DH #7)	Dallas	4,263	48	38%	57%	—	—%	—	48	—	6
Dallas - Allen (DH #1)	Dallas	903	79	8%	8%	—	—%	58	137	204	6
London I* (DH #1)	London	—	8	—%	—%	—	—%	—	8	—	3
London II* (DH #3)	London	—	17	—%	—%	—	—%	—	17	—	7
All Properties - Total		$945,096	4,148	84%	85%	709	67%	2,261	7,117	1,942	787

*	Indicates properties in which we hold a leasehold interest in the building shell and land. All data center infrastructure has been constructed by us and is owned by us.

**	Indicates properties in which we hold a leasehold interest in the building shell, land, and all data center infrastructure.
*** The information provided for the Cincinnati - 7th Street property includes data for two facilities, one of which we lease and one of which we own.

(a)	Represents the total square feet of a building under lease or available for lease based on engineers' drawings and estimates but does not include space held for development or space used by CyrusOne.

(b)
Stabilized properties include data halls that have been in service for at least 24 months or are at least 85% leased. Pre-stabilized properties include data halls that have been in service for less than 24 months and are less than 85% leased.

(c)
Represents monthly contractual rent (defined as cash rent including customer reimbursements for metered power) under existing customer leases as of September 30, 2019 multiplied by 12. For the month of September 2019, customer reimbursements were $183.1 million annualized and consisted of reimbursements by customers across all facilities with separately metered power. Customer reimbursements under leases with separately metered power vary from month-to-month based on factors such as our customers' utilization of power and the suppliers' pricing of power. From October 1, 2017 through September 30, 2019, customer reimbursements under leases with separately metered power constituted between 10.2% and 19.4% of annualized rent. After giving effect to abatements, free rent and other straight-line adjustments, our annualized effective rent as of September 30, 2019 was $941.6 million. Our annualized effective rent was lower than our annualized rent as of September 30, 2019 because our negative straight-line and other adjustments and amortization of deferred revenue exceeded our positive straight-line adjustments due to factors such as the timing of contractual rent escalations and customer payments for services.

(d)	CSF represents the NRSF at an operating facility that is currently leased or readily available for lease as colocation space, where customers locate their servers and other IT equipment.

(e)
Percent occupied is determined based on CSF billed to customers under signed leases as of September 30, 2019 divided by total CSF. Leases signed but that have not commenced billing as of September 30, 2019 are not included.

(f)	Percent leased is calculated by dividing CSF under signed leases for colocation space (whether or not the lease has commenced billing) by total CSF.

(g)	Represents the NRSF at an operating facility that is currently leased or readily available for lease as space other than CSF, which is typically office and other space.

(h)
Percent occupied is determined based on Office & Other space being billed to customers under signed leases as of September 30, 2019 divided by total Office & Other space. Leases signed but not commenced as of September 30, 2019 are not included.

(i)	Represents infrastructure support space, including mechanical, telecommunications and utility rooms, as well as building common areas.

(j)	Represents the NRSF at an operating facility that is currently leased or readily available for lease. This excludes existing vacant space held for development.

(k)	Represents space that is under roof that could be developed in the future for operating NRSF, rounded to the nearest 1,000.

(l)
Critical load capacity represents the aggregate power available for lease and exclusive use by customers expressed in terms of megawatts. The capacity reported is for non-redundant megawatts, as we can develop flexible solutions to our customers at multiple resiliency levels. Does not sum to total due to rounding.

CyrusOne Inc.
NRSF Under Development
As of September 30, 2019
(Dollars in millions)
(Unaudited)

			NRSF Under Development(a)						Under Development Costs(b)
Facilities	Metropolitan Area	Estimated Completion Date	Colocation Space (CSF) (000)	Office & Other (000)	Supporting Infrastructure (000)	Powered Shell(c) (000)	Total (000)	Critical Load MW Capacity(d)	Actual to Date(e)	Estimated Costs to Completion(f)	Total
Northern Virginia - Sterling V	Northern Virginia	4Q'19	—	—	—	—	—	1.0	—	4-6	4-6
Dallas - Carrollton	Dallas	4Q'19	—	—	—	—	—	6.0	21	7-8	28-29
Somerset II	New York Metro	4Q'19	17	—	—	—	17	3.0	5	15-20	20-25
Northern Virginia - Sterling IX	Northern Virginia	1Q'20	—	—	—	307	307	—	34	53-62	87-96
Amsterdam I	Amsterdam	1Q'20	39	28	40	194	301	4.0	45	18-29	63-74
Northern Virginia - Sterling VIII	Northern Virginia	2Q'20	61	—	—	—	61	24.0	43	65-77	108-120
London III	London	2Q'20	20	2	45	20	87	6.0	5	34-38	39-43
Raleigh-Durham I	Raleigh-Durham	2Q'20	11	3	—	—	14	2.0	—	10-12	10-12
Frankfurt III	Frankfurt	3Q'20	101	9	109	39	258	35.0	14	164-183	178-197
Northern Virginia - Sterling VII	Northern Virginia	3Q'20	—	—	—	167	167	—	21	70-79	91-100
San Antonio V	San Antonio	3Q'20	67	7	21	105	199	9.0	—	86-95	86-95
Council Bluffs I	Council Bluffs, IA	3Q'20	42	14	18	42	115	6.0	—	60-66	60-66
Dublin I	Dublin	4Q'20	39	10	33	113	195	6.0	4	61-68	65-72
Total			397	74	265	985	1,721	102.0	192	647-743	839-935

(a)
Represents NRSF at a facility for which activities have commenced or are expected to commence in the next 2 quarters to prepare the space for its intended use. Estimates and timing are subject to change. May not sum to total due to rounding.

(b)
London development costs are GBP-denominated and shown as USD-equivalent using exchange rate of 1.23. Frankfurt, Dublin and Amsterdam development costs are EUR-denominated and shown as USD-equivalent using exchange rate of 1.09.

(c)	Represents NRSF under construction that, upon completion, will be powered shell available for future development into operating NRSF.

(d)
Critical load capacity represents the aggregate power available for lease and exclusive use by customers expressed in terms of megawatts. The capacity reported is for non-redundant megawatts, as we can develop flexible solutions to our customers at multiple resiliency levels.

(e)	Actual to date is the cash investment as of September 30, 2019. There may be accruals above this amount for work completed, for which cash has not yet been paid.

(f)	Represents management’s estimate of the total costs required to complete the current NRSF under development. There may be an increase in costs if customers require greater power density.

Capital Expenditures - Investment in Real Estate	Three Months Ended			Nine Months Ended
	March 31	June 30	September 30	September 30
(dollars in millions)	2019	2019	2019	2019
Capital expenditures - investment in real estate	$299.2	$211.3	$208.0	$718.5

CyrusOne Inc.
Land Available for Future Development (Acres)
As of September 30, 2019
(Unaudited)

	As of
Market	September 30, 2019
Amsterdam	8
Atlanta	44
Austin	22
Chicago	23
Cincinnati	98
Dallas	57
Dublin	15
Houston	20
Northern Virginia	24
Phoenix	96
Quincy, Washington	48
San Antonio	12
Santa Clara	23
Total Available(a)	489
Book Value of Total Available	$204.3	million

(a)	Does not sum to total due to rounding.

CyrusOne Inc.
Leasing Statistics - Lease Signings
As of September 30, 2019
(Unaudited)

Period	Number of Leases(a)(f)	Total CSF Signed(b)(f)	Total kW Signed(c)(f)	Total MRR Signed (000)(d)(f)	Weighted Average Lease Term(e)(f)
3Q'19	452	266,000	35,269	$4,324	99
Prior 4Q Avg.	476	73,500	10,847	$1,813	64
2Q'19	500	46,000	5,946	$1,090	67
1Q'19	422	93,000	15,557	$2,267	56
4Q'18	482	41,000	6,768	$1,678	73
3Q'18	500	114,000	15,118	$2,218	60

(a)	Number of leases represents each agreement with a customer. A lease agreement could include multiple spaces, and a customer could have multiple leases.

(b)	CSF represents the NRSF at an operating facility that is leased as colocation space, where customers locate their servers and other IT equipment.

(c)
Represents maximum contracted kW that customers may draw during lease period. Additionally, we can develop flexible solutions for our customers at multiple resiliency levels, and the kW signed is unadjusted for this factor.

(d)
Monthly recurring rent is defined as the average monthly contractual rent during the term of the lease. It includes the monthly impact of installation charges of approximately $0.3 million in 3Q'18, $0.2 million in 1Q'19, and $0.1 million in 4Q'18, 2Q'19 and 3Q'19.

(e)	Calculated on a CSF-weighted basis.
(f) Includes 30,000 CSF, 4.5 MW, and approximately $0.5 million in monthly recurring rent associated with a paid reservation expected to be exercised in the next 12 months.

CyrusOne Inc.
New MRR Signed - Existing vs. New Customers
As of September 30, 2019
(Dollars in thousands)
(Unaudited)

(a)
Monthly recurring rent is defined as the average monthly contractual rent during the term of the lease. It includes the monthly impact of installation charges of approximately $0.3 million in 2Q'18 and 3Q'18, $0.2 million in 4Q'17, 1Q'18 and 1Q'19, and $0.1 million in 4Q'18, 2Q'19 and 3Q'19.

(b) Includes approximately $0.5 million in monthly recurring rent associated with a paid reservation expected to be exercised in the next 12 months.

CyrusOne Inc.
Customer Sector Diversification(a)
As of September 30, 2019
(Unaudited)

	Principal Customer Industry	Number of Locations	Annualized Rent(b) (000)	Percentage of Portfolio Annualized Rent(c)	Weighted Average Remaining Lease Term in Months(d)
1	Information Technology	11	$188,496	19.9%	99.7
2	Information Technology	5	59,464	6.3%	60.1
3	Information Technology	11	55,952	5.9%	33.8
4	Information Technology	7	37,941	4.0%	29.7
5	Information Technology	7	31,890	3.4%	44.0
6	Information Technology	6	18,006	1.9%	23.9
7	Financial Services	1	16,805	1.8%	138.0
8	Healthcare	2	15,612	1.7%	99.0
9	Research and Consulting Services	3	15,451	1.6%	28.1
10	Consumer Staples	3	13,070	1.4%	17.3
11	Telecommunication Services	2	12,836	1.4%	24.8
12	Industrials	5	11,252	1.2%	8.8
13	Information Technology	4	11,240	1.2%	47.4
14	Information Technology	4	10,601	1.1%	101.7
15	Financial Services	2	9,916	1.0%	48.2
16	Information Technology	2	9,889	1.0%	58.0
17	Telecommunication Services	7	9,530	1.0%	15.9
18	Energy	2	8,379	0.9%	20.0
19	Information Technology	2	8,038	0.9%	16.3
20	Energy	1	7,951	0.8%	25.0
			$552,321	58.4%	64.2

(a)	Customers and their affiliates are consolidated.

(b)
Represents monthly contractual rent (defined as cash rent including customer reimbursements for metered power) under existing customer leases as of September 30, 2019, multiplied by 12. For the month of September 2019, customer reimbursements were $183.1 million annualized and consisted of reimbursements by customers across all facilities with separately metered power. Customer reimbursements under leases with separately metered power vary from month-to-month based on factors such as our customers' utilization of power and the suppliers' pricing of power. From October 1, 2017 through September 30, 2019, customer reimbursements under leases with separately metered power constituted between 10.2% and 19.4% of annualized rent. After giving effect to abatements, free rent and other straight-line adjustments, our annualized effective rent as of September 30, 2019 was $941.6 million. Our annualized effective rent was lower than our annualized rent as of September 30, 2019 because our negative straight-line and other adjustments and amortization of deferred revenue exceeded our positive straight-line adjustments due to factors such as the timing of contractual rent escalations and customer payments for services.

(c)	Represents the customer’s total annualized rent divided by the total annualized rent in the portfolio as of September 30, 2019, which was approximately $945.1 million.

(d)
Weighted average based on customer’s percentage of total annualized rent expiring and is as of September 30, 2019, assuming that customers exercise no renewal options and exercise all early termination rights that require payment of less than 50% of the remaining rents. Early termination rights that require payment of 50% or more of the remaining lease payments are not assumed to be exercised because such payments approximate the profitability margin of leasing that space to the customer, such that we do not consider early termination to be economically detrimental to us.

CyrusOne Inc.
Lease Distribution
As of September 30, 2019
(Unaudited)

NRSF Under Lease(a)	Number of Customers(b)	Percentage of All Customers	Total Leased NRSF(c) (000)	Percentage of Portfolio Leased NRSF	Annualized Rent(d) (000)	Percentage of Annualized Rent
0-999	643	67%	136	3%	$78,556	9%
1,000-2,499	122	13%	189	3%	46,928	5%
2,500-4,999	71	7%	250	5%	47,460	5%
5,000-9,999	48	5%	341	6%	58,918	6%
10,000+	79	8%	4,593	83%	713,234	75%
Total	963	100%	5,509	100%	$945,096	100%

(a)	Represents all leases in our portfolio, including colocation, office and other leases.

(b)
Represents the number of customers occupying data center, office and other space as of September 30, 2019. This may vary from total customer count as some customers may be under contract, but have yet to occupy space.

(c)
Represents the total square feet at a facility under lease and that has commenced billing, excluding space held for development or space used by CyrusOne. A customer’s leased NRSF is estimated based on such customer’s direct CSF or office and light-industrial space plus management’s estimate of infrastructure support space, including mechanical, telecommunications and utility rooms, as well as building common areas.

(d)
Represents monthly contractual rent (defined as cash rent including customer reimbursements for metered power) under existing customer leases as of September 30, 2019, multiplied by 12. For the month of September 2019, customer reimbursements were $183.1 million annualized and consisted of reimbursements by customers across all facilities with separately metered power. Customer reimbursements under leases with separately metered power vary from month-to-month based on factors such as our customers' utilization of power and the suppliers' pricing of power. From October 1, 2017 through September 30, 2019, customer reimbursements under leases with separately metered power constituted between 10.2% and 19.4% of annualized rent. After giving effect to abatements, free rent and other straight-line adjustments, our annualized effective rent as of September 30, 2019 was $941.6 million. Our annualized effective rent was lower than our annualized rent as of September 30, 2019 because our negative straight-line and other adjustments and amortization of deferred revenue exceeded our positive straight-line adjustments due to factors such as the timing of contractual rent escalations and customer payments for services.

CyrusOne Inc.
Lease Expirations
As of September 30, 2019
(Unaudited)

Year(a)	Number of Leases Expiring(b)	Total Operating NRSF Expiring (000)	Percentage of Total NRSF	Annualized Rent(c) (000)	Percentage of Annualized Rent	Annualized Rent at Expiration(d) (000)	Percentage of Annualized Rent at Expiration
Available		1,608	23%
Month-to-Month	812	71	1%	$22,347	2%	$24,741	2%
2019	489	137	2%	30,142	3%	30,187	3%
2020	2,833	761	11%	145,913	15%	147,138	15%
2021	1,923	667	9%	158,309	17%	161,082	16%
2022	1,271	602	8%	109,395	11%	115,797	11%
2023	313	698	10%	102,393	11%	115,919	11%
2024	185	464	6%	76,832	8%	87,471	9%
2025	50	187	3%	34,886	4%	38,391	4%
2026	39	619	9%	96,131	10%	103,708	10%
2027	22	456	6%	71,860	8%	79,985	8%
2028	17	277	4%	33,837	4%	39,054	4%
2029 - Thereafter	23	569	8%	$63,050	7%	$75,432	7%
Total	7,977	7,117	100%	$945,096	100%	$1,018,906	100%

(a)
Leases that were auto-renewed prior to September 30, 2019 are shown in the calendar year in which their current auto-renewed term expires. Unless otherwise stated in the      footnotes, the information set forth in the table assumes that customers exercise no renewal options and exercise all early termination rights that require payment of less than 50% of the remaining rents. Early termination rights that require payment of 50% or more of the remaining lease payments are not assumed to be exercised.

(b)	Number of leases represents each agreement with a customer. A lease agreement could include multiple spaces and a customer could have multiple leases.

(c)
Represents monthly contractual rent (defined as cash rent including customer reimbursements for metered power) under existing customer leases as of September 30, 2019, multiplied by 12. For the month of September 2019, customer reimbursements were $183.1 million annualized and consisted of reimbursements by customers across all facilities with separately metered power. Customer reimbursements under leases with separately metered power vary from month-to-month based on factors such as our customers' utilization of power and the suppliers' pricing of power. From October 1, 2017 through September 30, 2019, customer reimbursements under leases with separately metered power constituted between 10.2% and 19.4% of annualized rent. After giving effect to abatements, free rent and other straight-line adjustments, our annualized effective rent as of September 30, 2019 was $941.6 million. Our annualized effective rent was lower than our annualized rent as of September 30, 2019 because our negative straight-line and other adjustments and amortization of deferred revenue exceeded our positive straight-line adjustments due to factors such as the timing of contractual rent escalations and customer payments for services.

(d)	Represents the final monthly contractual rent under existing customer leases that had commenced as of September 30, 2019, multiplied by 12.